Exhibit 5.1 and 23.3




                                 May 7, 1999


Universal Heights, Inc.
2875 N.E. 191 Street
Suite 400A
Miami, Florida  33180

           Re:  Universal Heights, Inc.
                Registration Statement on Form S-8
                ----------------------------------

Ladies/Gentlemen:

         We have acted as securities counsel to Universal Heights, Inc., a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering 43,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Corporation issuable on exercise of options granted to John D. Walker and Larry Martin on June 5, 1995 ("Options").

         We have participated in the preparation of the Registration Statement and, in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Certificate of Incorporation and Bylaws of the Corporation, the minutes of the meetings of the Board of Directors to date relating to the authorization and issuance of the Options and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

         As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Corporation.

Universal Heights, Inc.
May 7, 1999
Page 2


         Based on the foregoing, we are of the opinion that the 43,000 shares of Common Stock, when issued in accordance with the terms of the Options, will be duly and validly issued by the Corporation, fully paid and non-assessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the above referenced Registration Statement filed with the Securities and Exchange Commission on May 7, 1999.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP

                                          KIRKPATRICK & LOCKHART LLP